Exhibit 99.1

Contacts:

Dave Vadasz, investor relations

408.503.7200

dave.vadasz@palmOne.com

Marlene Somsak, media relations

408.503.2592

marlene.somsak@palmOne.com

palmOne Announces Leadership Transition

CEO Todd Bradley to Resign; Ed Colligan, President, Named Interim CEO

MILPITAS, Calif., Jan. 24, 2005 — palmOne, Inc. (Nasdaq: PLMO) today announced that its chief executive officer, Todd Bradley, has resigned effective at the end of the quarter. Bradley will remain with the company in an advisory role through May, the end of the fiscal year, to ensure a smooth transition. Ed Colligan, the company’s president, will assume the role of interim CEO while a search is conducted for Bradley’s permanent replacement. Colligan is a candidate for the permanent position.

“I’ve accomplished what I set out to do,” Bradley said. “The company is on a growth path, our product portfolio is exciting and competitive, and I have great confidence in the company’s current and future prospects. palmOne has an excellent management team and talented employees to carry the business forward. I feel the time is right for me to move on to another challenge.”

Eric Benhamou, palmOne chairman of the board of directors, thanked Bradley for his contributions, which include restoring a sound financial foundation, overseeing the return to revenue growth and profitability, introducing innovative handheld-computing products and driving the acquisition and integration of smartphone maker Handspring, Inc.

“Todd has accomplished his mission, and we thank him for the contributions he made in steady financial improvements, in bringing innovation to the product roadmap and in pursuing the right strategic objectives, including the acquisition of Handspring,” Benhamou said. “The company now is positioned for profitable growth and success. We respect Todd’s desire to move upon completion of this key milestone, and appreciate his willingness to support the company through the transition to its next CEO.”

palmOne President Ed Colligan, 43, will assume the chief executive officer role on an interim basis at the beginning of the company’s fourth fiscal quarter. Colligan has had a broad array of marketing, sales, product development and general-management experience through his 20 years in the technology business.

“Ed is responsible for bringing to market category-defining handheld-computing and communications products, including the widely acknowledged, category-leading Treo™ family of smartphones. He has provided outstanding leadership to palmOne, first as general manager of the Wireless Business Unit and then as president of palmOne,” Benhamou said. “I have every confidence that he and Todd will collaborate for a smooth transition.”

Bradley, 46, will remain as chief executive officer until the current fiscal quarter ends Feb. 25, and he will remain in an advisory role with the company through the fiscal year end. He joined Palm, Inc., in June 2001 as chief operating officer of Palm Solutions Group and was promoted to president of Palm Solutions Group in May 2002. He became president and chief executive officer of palmOne, Inc. in October 2003 when Palm, Inc. spun off PalmSource, the operating-system business, and acquired Handspring, Inc.

Colligan, formerly president and chief operating officer of Handspring, Inc., joined palmOne, Inc. as senior vice president and general manager of the Wireless Business Unit in October 2003 upon the acquisition of Handspring. He was named president in June 2004.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding our ability to grow our business, to be profitable and our future prospects. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for palmOne’s existing and future products and services and growth in palmOne’s industries and markets; possible defects in products and technologies developed; palmOne’s dependence on wireless carriers; palmOne’s ability to timely and cost-effectively obtain components and elements of our technology from suppliers; palmOne’s ability to compete with existing and new competitors. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in palmOne’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended November 26, 2004 and its Annual Report on Form 10-K for the fiscal year ended May 28, 2004. palmOne undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

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About palmOne, Inc.

palmOne, Inc. —a leader in handheld computing and communications solutions—strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products include Zire™ and Tungsten™ handhelds and Treo™ smartphones, software and accessories.

palmOne products are sold at The palmOne Store (http://store.palmOne.com/) and palmOne Retail Stores, and through select Internet, retail, reseller and wireless operator channels throughout the world.

More information about palmOne, Inc. is available at http://www.palmOne.com.

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palmOne, Zire, Tungsten and Treo are among the trademarks or registered trademarks owned by or licensed to palmOne, Inc. or its subsidiaries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.